Exhibit 99.08

[LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]

March 13, 2006

New Aloha Corporation

c/o Albertson’s, Inc.

250 East Parkcenter Boulevard

Boise, Idaho 83706

Supervalu, Inc.

11840 Valley View Road

Eden Prairie, MN 55344

Re:	Initially Filed Registration Statement on Form S-4 of Supervalu Inc. and New Aloha Corporation

Ladies and Gentlemen:

Reference is made to our opinion letter (“Opinion”), dated January 22, 2006. Our Opinion was provided for the information and assistance of the Board of Directors of Albertson’s, Inc. in connection with its consideration of the transaction described therein and is not to be used, circulated, quoted or otherwise referred to for any purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that New Aloha Corporation and Supervalu Inc. have determined to include our Opinion in their joint proxy statement/prospectus, which joint proxy statement/prospectus is part of the Registration Statement (the “Registration Statement”) on Form S-4 of such companies.

In that regard, we hereby consent to the reference to our Opinion in the Registration Statement under the captions “SUMMARY — Opinions of Our Financial Advisors”, “THE MERGERS — Background of the Mergers”, “THE MERGERS — Albertsons’ Reasons for the Mergers and Recommendation of Albertsons’ Board of Directors”, “THE MERGERS — Opinions of Albertsons’ Financial Advisors — Opinion of Houlihan Lokey”, and to the inclusion of the full text of such Opinion as an Annex to the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the initial version of the Registration Statement and that our Opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent.

In giving this consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/S/ MARJORIE L. BOWEN
Name:	Marjorie L. Bowen
Title:	Managing Director